General Metals Signs Purchase Agreement To Acquire 100% Interest in Bannockburn Gold Property, Madoc Township, South East Ontario, Canada

RENO, NV - (MARKET WIRE) – March 3, 2008 - General Metals Corporation (the "Company") (OTCBB: GNMT - News) (Frankfurt: GMQ - News) is pleased to announce that The Company signed the Purchase Agreement with 635329 BC Ltd to acquire 100% of the Bannockburn Gold Property(the property) located in Madoc Township, Hastings County, south eastern Ontario, Canada.

The terms of the acquisition require General Metals to pay $140,000 CDN in cash and 700,000 shares with 700,000 warrants @$0.25. Closing is scheduled for May 15, 2008 with payments commencing on signing. The complete agreement will be filed in an 8-K within the next few days. The property consists of a 21 year mining lease of just over 100 acres, the Lloyd Patent (Fee Simple Ownership) and a current Financial Assurance in the form of an interest bearing cash reclamation bond valued at $39,722.80.

The Company based the purchase price on the 140,000 ounces of gold historically reported as indicated and inferred resources comprised of 372,154 tons with a cut grade of .395 oz/ton gold in the Discovery Vein Zone (King, B. R. Nov 15, 1986) This was generated from 30,818 feet of diamond drill holes @ 50 foot spacing from surface to a depth of 75 feet.

Further development through a decline to the 75 foot level, drifting on quartz veins and underground drilling confirmed the continuity of the Discovery Vein. The resource estimate calculated from this work delineated “Modified Geological Reserves” totaling 248,160 tons grading .267 oz/ton gold (uncut) over 6 feet (Saunders, C. R. and Morrison, T. A. Oct 6, 1988).

A “Deep Drilling” project in 1988 has traced the Discovery Vein to depths exceeding 450 feet and has shown that the gold grade within the High Grade Zone continues down rake to depth.

The Ontario Ministry of Northern Development and Mines(MDNM) through their Regional Geologist’s office in Tweed, Ontario has indicated to the Company that they are in possession of the 50,000 feet or so of drill core together with drill logs, assessment reports and other geological information on the Bannockburn Property, which will be made available for review.

An initial “bulk sample” taken in 1997 was shipped to the Horne Smelter at Noranda, Quebec. A total of 110 were shipped and the average assay returned was .34 oz/ton gold, 1.69 oz/ton silver and 71.7% silica (Shorn, T. F., June 8, 1998).

Schorn, in his 1998 report, cites Sawyer, J.B. P. P. Eng in his Dec 15, 1995 report as follows: “The Bannockburn Property represents a legitimate target for further exploration and development and has been advanced to the stage at which much of the high risk associated with any mining development has already been taken.” He continues: “The existence of a significant reserve representing some 140,000 ounces of gold and the potential to increase that reserve by a factor of at least 2, means that the probability of being able to establish a viable small to medium sized mining operation is well within acceptable limits.”

The above results contained in the 1986, 1988, 1995 and 1998 reports are historical in nature and not current National Instrument 43-101 or SEC Industry Guide 7 compliant and therefore cannot be relied upon. Investors are cautioned that recent independent verification of the data has not been performed and General Metals has not completed any exploration to verify the historical resource and reserve estimates.

General Metals considers the Bannockburn property may have the potential to become a mining and milling operation based on the historical estimates contained in the aforementioned reports. An aggressive evaluation and development program will immediately get underway to establish the viability of near term production.

Company President and CEO, Steve Parent said: “Although our Independence Mine is and will remain our focal point and core development, when an opportunity like this with near term production potential written all over it presents itself, we will always take action. Once considered too small for a mining company to be interested, at $950 gold and nearly $20 silver, we are talking about a potential of nearly $135 Million for Bannockburn if just the first part is true. If it can be doubled, so much the better and with mineralization open @ the 450 foot level, this could turn out to be something substantial after all.”

Company CFO, Dan Forbush, CPA, says: “Personally, I’m excited by the potential this acquisition provides our shareholders. I’ve experienced building a company 10 fold from a 25,000 annual ounce production profile. With the Wilson Independence property and now with Bannockburn, the Company has two excellent properties to potentially build that platform and possibly more. A few years ago a mid tier mining company prepared a study that indicated that on average any newly opened mine will produce 6 times the reserves known at the beginning of the mining process. Since my experience concurs with that study we will be expending the effort necessary to get these properties producing as soon as practicable presuming that our continuing evaluation activities indicate that to do so is economically viable and promising”.

A detailed description of the exploration and production history of the Independence property is available on the Company's web site at www.gnmtlive.com

About General Metals Corporation: The Company is production and growth oriented and controls 100% of the strategically situated Independence Mine property located in the prolific Battle Mountain Mining District on the Battle Mountain - Eureka gold trend, in Humboldt County, Nevada, adjacent to the giant Phoenix project. The current drilling program is designed to confirm early estimates of mineralized material thought to contain 235,000 oz. gold and 2,500,000 oz. silver and to expand the mineralized envelope which enhances near term production numbers. The Company also owns 150 sq. km. of mining concessions for gold, diamonds and base metals in Ghana, West Africa and plans to commence exploration activities this year.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, that the proceeds from the recent private placement will allow the Company to proceed with Phase 1 drilling at its Independence Mine in Nevada or any shallow mining production later this year, the budget for the Phase 1 drilling program, that an estimated 235,000 ounces of gold and 2,500,000 ounces of silver are contained in the mineralized material in the "Shallow Target," and is proposed to be mined and loaded onto a cyanide heap leach pad, or any future financings that the Company may enter into.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration. We are not in control of metals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the 2004 fiscal year, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:
Wayne Meyerson
Investor Relations
General Metals Corporation
wayne@gnmtlive.com
775.686.6078 office 775.830.6429 cell